EXHIBIT G
                                 ENERSHOP, INC.
                 Schedule of Hours Spent in Support of Enershop
                              At September 30, 1996

                                                                    Hours
Associated Company                                                 Rendered
CSW Services, Inc.                                                  3,715
(Wholly owned subsidiary of CSW)

CSW Energy, Inc.                                                      250
(Wholly owned subsidiary of
Central and South West Corporation)